Exhibit 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of HealthSouth Corporation on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jay Grinney, President and Chief Executive Officer of HealthSouth Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”), that to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of HealthSouth Corporation.

Date:  February 23, 2010

HealthSouth Corporation

By:	/s/ JAY GRINNEY
Name: Jay Grinney
Title: President and Chief Executive Officer

A signed original of this written statement has been provided to HealthSouth Corporation and will be retained by HealthSouth Corporation and furnished to the Securities and Exchange Commission or its staff upon request.  This written statement shall not, except to the extent required by the 2002 Act, be deemed filed by HealthSouth Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that HealthSouth Corporation specifically incorporates it by reference.